SUB-ADVISORY AGREEMENT


AGREEMENT made by and between
DELAWARE MANAGEMENT
COMPANY, a series of DELAWARE
MANAGEMENT BUSINESS TRUST (the
"Investment Manager") and MONDRIAN
INVESTMENT PARTNERS LIMITED (the
"Sub-Adviser").
WITNESSETH:
WHEREAS, OPTIMUM FUND TRUST
(the "Trust") is an investment company
registered under the Investment Company
Act of 1940, as amended (the "1940 Act"),
and is organized as a statutory trust under
the laws of the State of Delaware; and
WHEREAS, Optimum International Fund
(the "Fund") is a series of the Trust; and
WHEREAS, the Investment Manager and
the Trust, on behalf of the Fund, have
entered into an agreement (the "Investment
Management Agreement") dated July 17,
2003 whereby the Investment Manager will
provide investment advisory services to the
Trust with respect to the Fund; and
WHEREAS, the Investment Manager has
the authority under the Investment
Management Agreement to retain one or
more sub-advisers to assist the Investment
Manager in providing investment advisory
services to the Trust with respect to the
Fund; and
WHEREAS, the Investment Manager and
the Sub-Adviser are registered investment
advisers under the Investment Advisers Act
of 1940, as amended (the "Advisers Act"),
and engage in the business of providing
investment advisory services; and
WHEREAS, the Board of Trustees (the
"Board" or the "Trustees") of the Trust and
the Investment Manager desire that the
Investment Manager retain the Sub-Adviser
to render investment advisory and other
services with respect to that portion of the
Fund as the Investment Manager shall from
time to time allocate to the Sub-Adviser (the
"Managed Portion") in the manner, for the
period, and on the terms hereinafter set
forth;
NOW, THEREFORE, in consideration of
the mutual covenants herein contained, and
each of the parties hereto intending to be
legally bound, it is agreed as follows:
1.	(a)	The Sub-Adviser will
supervise and direct the investments of the
assets of the Managed Portion of the Fund in
accordance with the Fund's investment
objectives, policies, and restrictions as
provided in the Fund's Prospectus and
Statement of Additional Information, as
currently in effect and as amended or
supplemented from time to time (hereinafter
referred to as the "Prospectus"), and such
other limitations as the Fund may impose by
notice in writing to the Sub-Adviser, subject
always to the supervision and control of the
Investment Manager and the Board.
	(b)	As part of the services it will
provide hereunder, the Sub-Adviser is
authorized, in its discretion and without
prior consultation with the Fund or the
Investment Manager to:
		(i)	obtain and evaluate
information relating to investment
recommendations, asset allocation advice,
industries, businesses, securities markets,
research, economic analysis, and other
investment services with respect to the
securities that are included in the Managed
Portion or that are under consideration for
inclusion in the Managed Portion and invest
the Managed Portion in accordance with the
Investment Manager's and the Board's
written direction as more fully set forth
herein and as otherwise directed;
		(ii)	regularly make
decisions as to what securities to purchase
and sell on behalf of the Fund with respect
to the Managed Portion, effect the purchase
and sale of such investments in furtherance
of the Fund's objectives and policies, and
furnish the Board with such information and
reports regarding the Sub-Adviser's
activities in the performance of its duties
and obligations under this Agreement as the
Investment Manager deems appropriate or
as the Board may reasonably request,
including such reports, information, and
certifications as the officers of the Trust may
reasonably require in order to comply with
applicable international, federal and state
laws and regulations;
		(iii)	provide any and all
material composite or other performance
information, records and supporting
documentation about accounts or funds the
Sub-Adviser manages, if appropriate, that
are relevant to the Managed Portion and that
have investment objectives, policies, and
strategies substantially similar to those
employed by the Sub-Adviser in managing
the Managed Portion that may be reasonably
necessary, under applicable laws, to allow
the Fund or its agent to present information
concerning the Sub-Adviser's prior
performance in the Fund's currently
effective Prospectus, as the same may be
hereafter modified, amended, and/or
supplemented from time to time, and in any
permissible reports and materials prepared
by the Fund or its agent;
(iv) provide information as reasonably
requested by the Investment Manager or the
Board to assist them or their agents in the
determination of the fair value of certain
portfolio securities held in the Managed
Portion when market quotations are not
readily available for the purpose of
calculating the Fund's net asset value in
accordance with procedures and methods
established by the Board;
(v) vote proxies, exercise conversion or
subscription rights, and respond to tender
offers and other consent solicitations
("Corporate Actions") with respect to the
issuers of securities held in the Managed
Portion, provided materials relating to such
Corporate Actions have been timely
received by the Sub-Adviser, and to submit
reports regarding such Corporate Actions,
including a copy of any policies regarding
such Corporate Actions, in a form
reasonably satisfactory to the Investment
Manager and the Fund in order to comply
with any applicable federal or state reporting
requirements;
(vi) provide performance and other
information as reasonably requested by the
Investment Manager or the Board to assist
them or their agent in conducting ongoing
due diligence and performance monitoring;
and
(vii) maintain all accounts, books, and
records with respect to the Managed Portion
as are required of an investment adviser of a
registered investment company pursuant to
the 1940 Act and the Advisers Act and the
rules thereunder and preserve for the periods
prescribed by Rule 31a-2 under the 1940
Act any accounts, books and records that it
maintains for the Fund and that are required
to be maintained by Rule 31a-1 under the
1940 Act.  The Sub-Adviser shall furnish to
the Investment Manager copies of all such
accounts, books, and records as the
Investment Manager may reasonably
request.  The Sub-Adviser agrees that such
accounts, books, and records are the
property of the Trust, and will be
surrendered to the Trust promptly upon
request, with the understanding that the Sub-
Adviser may retain its own copy of all
records.
		(c)	The Sub-Adviser shall
not consult with any other sub-adviser of the
Fund or of any fund that is an "affiliated
person" of the Fund concerning transactions
for the Fund in securities or other assets,
except as such consultations may be
reasonably necessary in order to ensure
compliance with Rule 12d3-1 under the
1940 Act.
	(d) 	In furnishing services
hereunder, the Sub-Adviser shall be subject
to, and shall perform in accordance with, the
following: (i) provisions of the Trust's
Agreement and Declaration of Trust, as the
same may be hereafter modified, amended,
and/or supplemented from time to time, that
are applicable to the Managed Portion; (ii)
provisions of the Trust's By-Laws, as the
same may be hereafter modified, amended,
and/or supplemented from time to time; that
are applicable to the Managed Portion; (iii)
the Fund's Prospectus; (iv) the 1940 Act and
the Advisers Act and the rules under each
and all other international, federal and state
securities laws or regulations applicable to
the Trust and the Fund; (v) the Trust's
compliance procedures and other policies
and procedures adopted from time to time
by the Board applicable to the Managed
Portion; and (vi) the written instructions of
the Investment Manager.
	(e)	The Investment Manager
agrees to provide the Sub-Adviser with
current copies of the documents mentioned
in paragraph 1(d)(i), (ii), (iii) and (v) above
and all changes made to such documents at,
or if practicable, before the time such
changes become effective, and the
Investment Manager acknowledges and
agrees that the Sub-Adviser shall not be
responsible for compliance with such
documents or amendments unless and until
they are received by the Sub-Adviser.  The
Sub-Adviser shall be fully protected in
acting upon any proper instructions
reasonably believed by it to be genuine and
signed or communicated by or on behalf of
the Investment Manager or the Fund.
	(f)	The Sub-Adviser hereby
agrees during the period hereinafter set forth
to render the services and assume the
obligations herein set forth for the
compensation herein provided.  The Sub-
Adviser shall for all purposes herein be
deemed to be an independent contractor, and
shall, unless otherwise expressly provided
and authorized, have no authority to act for
or represent the Trust, the Fund or the
Investment Manager in any way, or in any
way be deemed an agent of the Trust, the
Fund or the Investment Manager.
	(g)	The Sub-Adviser may
perform its services through its employees,
officers or agents, and the Investment
Manager shall not be entitled to the advice,
recommendation or judgment of any specific
person; provided, however, that the persons
identified in the Fund's Prospectus shall
perform the portfolio management duties
described therein until the Sub-Adviser
notifies the Investment Manager that one or
more other affiliates, employees, officers or
agents identified in such notice shall assume
such duties as of a specific date.
	(h)	The Investment Manager
shall provide (or use its best efforts to cause
to be provided) timely information to the
Sub-Adviser regarding such matters as the
cash requirements and cash available for
investment in the Managed Portion, and all
other information as may be reasonably
necessary for the Sub-Adviser to perform its
responsibilities under this Agreement.
2.	(a)	Under the terms of the
Investment Management Agreement, the
Trust shall conduct its own business and
affairs and shall bear the expenses and
salaries necessary and incidental thereto
including, but not in limitation of the
foregoing, the costs incurred in: the
maintenance of its existence as a statutory
trust organized under the laws of the State of
Delaware; the maintenance of its own
books, records, and procedures; dealing with
its own shareholders; the payment of
dividends; transfer of shares, including
issuance and repurchase of shares;
preparation of share certificates, if any;
reports and notices to shareholders; calling
and holding of shareholders' meetings;
miscellaneous office expenses; brokerage
commissions; custodian fees; legal and
accounting fees; taxes; interest and federal
and state registration fees.
	(b)	Directors, officers and
employees of the Sub-Adviser may be
directors, officers and employees of other funds that have employed the Sub-Adviser as sub-adviser or investment manager.
Directors, officers and employees of the Sub-Adviser who are Trustees, officers and/or employees of the Trust, shall not receive any compensation from the Trust for acting in such dual capacity.

3.	(a)	The Sub-Adviser will select
brokers and dealers to effect all Fund
transactions with respect to the Managed
Portion subject to the conditions set forth
herein.  The Sub-Adviser may combine
orders for the Managed Portion with orders
for other accounts or funds under
management.  Transactions involving
combined orders are allocated in a manner
deemed equitable to each account.  The Sub-
Adviser will place all necessary orders with
brokers, dealers, or issuers, and will
negotiate brokerage commissions, if
applicable.  The Sub-Adviser is directed at
all times to seek to execute transactions for
the Managed Portion (i) in accordance with
any written policies, practices or procedures
that may be established by the Board or the
Investment Manager from time to time and
provided to the Sub-Adviser, and (ii) as
described in the Fund's Prospectus and SAI.
In placing any orders for the purchase or
sale of investments for the Fund, with
respect to the Managed Portion, the Sub-
Adviser shall use its best efforts to obtain for
the Managed Portion "best execution,"
considering all of the circumstances, and
shall maintain records adequate to
demonstrate compliance with this
requirement.
		(b)	Subject to the
appropriate policies and procedures
approved by the Board and provided to the
Sub-Adviser in writing, the Sub-Adviser
may, to the extent authorized by Section
28(e) of the Securities Exchange Act of
1934, as amended (the "Exchange Act"),
cause the Managed Portion to pay a broker
or dealer that provides brokerage and
research services to the Investment
Manager, the Sub-Adviser and the Managed
Portion an amount of commission for
effecting a Fund transaction in excess of the
amount of commission another broker or
dealer would have charged for effecting that
transaction if the Sub-Adviser determines, in
good faith, that such amount of commission
is reasonable in relation to the value of such
brokerage and research services provided
viewed in terms of that particular transaction
or the Sub-Adviser's overall responsibilities
to its clients for which the Investment
Manager or the Sub-Adviser exercises
investment discretion.  To the extent
authorized by Section 28(e) and the Board,
the Sub-Adviser shall not be deemed to have
acted unlawfully or to have breached any
duty created by this Agreement or otherwise
solely by reason of such action.
		(c)	Subject to applicable
law and regulations, including Section 17(e)
of the 1940 Act and Rule 17e-1 thereunder,
the Sub-Adviser is authorized to place
orders for the purchase and sale of securities
for the Managed Portion with brokers or
dealers that are affiliated with the Sub-
Adviser.  Any entity or person associated
with the Investment Manager or the Sub-
Adviser that is a member of a national
securities exchange is authorized to effect
any transaction on such exchange for the
account of the Fund to the extent and as
permitted by Section 11(a)(1)(H) of the
Exchange Act and Rule 11a2-2(T)
thereunder.
4.	As compensation for the services to
be rendered to the Trust for the benefit of
the Fund by the Sub-Adviser under the
provisions of this Agreement, the
Investment Manager shall pay to the Sub-
Adviser a fee as provided in Schedule A
attached hereto.
5.	The services to be rendered by the
Sub-Adviser to the Trust for the benefit of
the Fund under the provisions of this
Agreement are not to be deemed to be
exclusive, and the Sub-Adviser shall be free
to render similar or different services to
others so long as its ability to render the
services provided for in this Agreement shall
not be materially impaired thereby.
6.	(a)	Subject to the limitation set
forth in Paragraph 5, the Sub-Adviser, its
directors, officers, employees, agents, and
shareholders may engage in other
businesses, may render investment advisory
services to other investment companies, or
to any other corporation, association, firm or
individual, and may render underwriting
services to the Trust or to any other
investment company, corporation,
association, firm or individual.
	(b) 	Neither the Investment
Manager, the Trust nor the Fund shall use
the Sub-Adviser's actual or fictitious
name(s), mark(s), derivative(s) and/or
logo(s) (or that of any affiliate of the Sub-
Adviser, other than that of the Fund, the
Trust, or any affiliate of the Investment
Manager that is an affiliate of the Sub-
Adviser solely by reason of the Sub-
Adviser's provision of services pursuant to
this Agreement) or otherwise refer to the
Sub-Adviser in any materials related to the
Trust or the Fund distributed to third parties,
including the Fund's shareholders, without
prior review and written approval by or on
behalf of the Sub-Adviser, which may not be
unreasonably withheld or delayed.  Upon
termination of this Agreement, the
Investment Manager, the Trust and the
Fund, shall, to the extent applicable and as
soon as is reasonably possible, cease to use
the Sub-Adviser's actual or fictitious
name(s), mark(s), derivative(s) and/or
logo(s) in materials related to the Fund.
(c) The Sub-Adviser shall not use the
Investment Manager's name (or that of any
affiliate of the Investment Manager, other
than that of any affiliate of the Sub-Adviser
that is an affiliate of the Investment
Manager solely by reason of the Sub-
Adviser's provision of services pursuant to
this Agreement) or otherwise refer to the
Investment Manager in any materials related
to the Trust or the Fund distributed to third
parties, including the Fund's shareholders,
without prior review and written approval by
the Investment Manager, which may not be
unreasonably withheld or delayed.  Upon
termination of this Agreement, the Sub-
Adviser, shall, to the extent applicable and
as soon as is reasonably possible, cease to
use the actual or fictitious name(s), mark(s),
derivative(s) and/or logo(s) of the Trust and
the Fund.
(d) This Section 6 applies solely to materials
related to the Fund and the Trust only, and
not to other products or relationships
between the Sub-Adviser and the Investment
Manager.
7.	(a) 	In the absence of willful
misfeasance, bad faith, gross negligence, or
reckless disregard in the performance of its
duties as Sub-Adviser to the Trust on behalf
of the Fund, neither the Sub-Adviser nor any
of its officers, directors, employees or agents
(collectively, "Sub-Adviser Related
Persons") shall be liable to the Trust, the
Fund, the Investment Manager or any
shareholder of the Trust for any action or
omission in the course of, or connected with,
rendering services hereunder or for any
losses that may be sustained in the purchase,
holding or sale of any security, or otherwise.
The Sub-Adviser makes no representation or
warranty, express or implied, that any level
of performance or investment results will be
achieved by the Managed Portion or the
Fund, or that the Managed Portion or the
Fund will perform comparably with any
standard or index, including other clients of
the Sub-Adviser, whether public or private.
Subject to the first sentence of this Section
7(a), the Sub-Adviser shall not be
responsible for any loss incurred by any
reason of any act or omission of any bank,
broker, the custodian bank or any
administrator or trustee whether appointed
on behalf of the Investment Manager, the
Fund or the Trust.  Nothing contained herein
shall be deemed to waive any liability which
cannot be waived under applicable law,
including applicable U.S. state and federal
securities laws, ERISA and the Financial
Services and Markets Act 2000 of the
United Kingdom ("FSMA") or any rules or
regulations adopted under any of those laws.
	(b)	The Investment Manager
shall indemnify Sub-Adviser Related
Persons to the fullest extent permitted by
law against any and all loss, damage,
judgments, fines, amounts paid in settlement
and reasonable expenses, including
attorneys' fees, (collectively "Losses")
incurred by the Sub-Adviser or Sub-Adviser
Related Persons arising from or in
connection with this Agreement or the
performance by the Sub-Adviser or Sub-
Adviser Related Persons of its or their duties
hereunder so long as such Losses arise out
of the Investment Manager's willful
misfeasance, bad faith, gross negligence, or
reckless disregard in performing its
responsibilities hereunder, including,
without limitation, such Losses arising under
any applicable law or that may be based
upon any untrue statement of a material fact
contained in the Trust's Registration
Statement, or any amendment thereof or any
supplement thereto, or the omission to state
therein a material fact that was known or
that should have been known and was
required to be stated therein or necessary to
make the statements therein not misleading,
unless such statement or omission was made
in reasonable reliance upon information
furnished to the Investment Manager or the
Trust by the Sub-Adviser or a Sub-Adviser
Related Person specifically for inclusion in
the Registration Statement or any
amendment thereof or supplement thereto,
except to the extent any such Losses referred
to in this paragraph (b) result from willful
misfeasance, bad faith, gross negligence or
reckless disregard on the part of the Sub-
Adviser or a Sub-Adviser Related Person in
the performance of any of its duties under,
or in connection with, this Agreement.
(c) The Sub-Adviser shall indemnify the
Investment Manager and its affiliates and its
or their controlling persons, officers,
directors, employees, agents, legal
representatives and persons controlled by it
(collectively, "Investment Manager Related
Persons") to the fullest extent permitted by
law against any and all Losses incurred by
the Investment Manager or Investment
Manager Related Persons arising from or in
connection with this Agreement or the
performance by the Investment Manager or
Investment Manager Related Persons of its
or their duties hereunder so long as such
Losses arise out of the Sub-Adviser's willful
misfeasance, bad faith, gross negligence, or
reckless disregard in performing its
responsibilities hereunder, including,
without limitation, such Losses arising under
any applicable law or that may be based
upon any untrue statement of a material fact
contained in the Trust's Registration
Statement, or any amendment thereof or any
supplement thereto, or the omission to state
therein a material fact that was known or
that should have been known and was
required to be stated therein or necessary to
make the statements therein not misleading,
if such statement or omission was made in
reasonable reliance upon information
furnished to the Investment Manager or the
Trust by the Sub-Adviser or a Sub-Adviser
Related Person specifically for inclusion in
the Registration Statement or any
amendment thereof or supplement thereto,
except to the extent any such Losses referred
to in this paragraph (c) result from willful
misfeasance, bad faith, gross negligence or
reckless disregard on the part of the
Investment Manager or an Investment
Manager Related Person in the performance
of any of its duties under, or in connection
with, this Agreement.
8.	(a)	This Agreement shall be
executed and become effective as of the date
written below; provided, however, that this
Agreement shall not become effective with
respect to the Fund unless it has first been
approved in the manner required by the
1940 Act and the rules thereunder or in
accordance with exemptive or other relief
granted by the Securities and Exchange
Commission (the "SEC") or its staff.  This
Agreement shall continue in effect for a
period of two (2) years and may be renewed
thereafter only so long as such renewal and
continuance is specifically approved at least
annually by the Board or by the vote of a
majority of the outstanding voting securities
of the Fund and only if the terms and the
renewal hereof have been approved by the
vote of a majority of those Trustees of the
Trust who are not parties hereto or
"interested persons" of the Trust, the Fund,
or any party hereto, cast in person at a
meeting called for the purpose of voting on
such approval.
(b)	No amendment to this Agreement
shall be effective unless approved in the
manner required by the 1940 Act and the
rules thereunder or in accordance with
exemptive or other relief granted by the SEC
or its staff.
	(c)	This Agreement may be
terminated (i) by the Investment Manager at
any time, without the payment of a penalty,
on ninety (90) days' written notice to the
Sub-Adviser of the Investment Manager's
intention to do so and (ii) by the Trust at any
time, without the payment of a penalty, on
sixty (60) days' written notice to the Sub-
Adviser of the Trust's intention to do so
pursuant to action by the Board or pursuant
to the vote of a majority of the outstanding
voting securities of the Fund.  The Sub-
Adviser may terminate this Agreement at
any time, without the payment of a penalty,
on ninety (90) days' written notice to the
Investment Manager and the Trust of its
intention to do so.  Upon termination of this
Agreement, the obligations of all the parties
hereunder shall cease and terminate as of the
date of such termination, except for (i) any
obligation arising out of or relating to a
breach of this Agreement committed prior to
such termination, (ii) the obligation of the
Investment Manager to pay to the Sub-
Adviser the fee provided in Paragraph 4
hereof, prorated to the date of termination,
and (iii) any indemnification obligation
provided in Paragraph 7 hereof.  This
Agreement shall automatically terminate in
the event of its assignment or upon the
termination of the Investment Management
Agreement.
9.	Any information and advice
furnished by either party to this Agreement
to the other party shall be treated as
confidential and shall not be disclosed to
third parties without the consent of the other
party hereto.  Notwithstanding the
foregoing, information shall not be subject
to such confidentiality obligations if it:
(i)	is already known to the receiving
party at the time it is obtained (other than
through previous disclosure by the protected
party or by a party known by the receiving
party to be bound by a confidentiality
obligation to the protected party);
(ii)	is or becomes publicly known or
available through no wrongful act of the
receiving party;
(iii)	is rightfully received from a third
party who, to the best of the receiving
party's knowledge, is not under a duty of
confidentiality;
(iv)	is required to be disclosed by the
receiving party pursuant to a requirement of
a court order, subpoena, governmental or
regulatory agency or law (provided the
receiving party provides the protected party
written notice of such requirement, to the
extent such notice is permitted);
(v)	is relevant to the defense of any
claim or cause of action asserted against the
receiving party (provided the receiving party
provides the protected party with sixty (60)
days' written notice of any disclosure if
practicable or such lesser amount as may be
necessary and provided such notice does not
prejudice the receiving party); or
(vi)	has been or is independently
developed or obtained by the receiving
party.
The Sub-Adviser shall not disclose any
"nonpublic personal information" (as such
term is defined in Regulation S-P, including
any amendments thereto) pertaining to the
customers of the Trust or a client of the
Investment Manager to any third party or
use such information other than for the
purpose of providing the services
contemplated by this Agreement.
10.	The Sub-Adviser represents,
warrants and agrees that:
		(a)	The Sub-Adviser: (i)
is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement;
(iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Manager of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser will also promptly notify the Fund and the Investment Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, provided, however, that routine regulatory examinations that do not specifically relate to the Managed Portion or the Fund shall not be required to be reported by this provision.

	(b)	The Sub-Adviser has adopted
a written code of ethics complying with the requirements of Rule 17j-1 under the 1940
Act and will provide the Investment
Manager and the Board with a copy of such code of ethics, together with evidence of its adoption. In accordance with the requirements of Rule 17j-1, the Sub-Adviser shall certify to the Investment Manager that the Sub-Adviser has complied in all material respects with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-
Adviser's code of ethics relating to the services the Sub-Adviser performs under this Agreement or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Investment Manager, the Sub-Adviser shall provide to the Investment Manager, its employees or its agents all information required by Rule 17j-1(c)(1) relating to the approval by the Fund's Board of Trustees of the Sub-Adviser's code of ethics relating to the services the Sub-Adviser performs under this Agreement.

(c) 	The Sub-Adviser has provided the
Investment Manager with a copy of its Form
ADV at least forty-eight (48) hours prior to execution of this Agreement, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to the Investment Manager at least annually. Such amendments shall reflect all changes in the Sub-Adviser's organizational structure, professional staff or other significant developments affecting the
Sub-Adviser, as required by the Advisers
Act.

(d) 	The Sub-Adviser will notify the
Trust and the Investment Manager of any
event that would be deemed an assignment of this Agreement, with the exception of any assignment by or with respect to the Investment Manager, or change of control of the Sub-Adviser, as applicable, and any changes in the key personnel who are the portfolio manager(s) of the Managed Portion prior to or promptly after such change. The
Investment Manager will notify the Sub-
Adviser of any event that would be deemed an assignment of this Agreement, with the exception of any assignment by or with respect to the Sub-Adviser, or change of control of the Investment Manager, as applicable. The Sub-Adviser agrees to bear all reasonable expenses of the Fund, if any, arising out of an assignment of this Agreement or change in control of the Sub-
Adviser so long as the assignment is not by or with respect to the Investment Manager.

(e)	The Sub-Adviser agrees to maintain
an appropriate level of errors and omissions or professional liability insurance coverage as shall be reasonably necessary in light of its obligations under this Agreement.

11.	This Agreement shall extend to and
bind the successors of the parties hereto.
Nothing in this Agreement, express or
implied, is intended to or shall (a) confer on
any person other than the parties hereto and
their respective successors or permitted
assigns any rights (including third party
beneficiary rights), remedies, obligations or
liabilities under or by reason of this
Agreement, or (b) constitute the parties
hereto as partners or as participants in a joint
venture.
12.	For the purposes of this Agreement,
the terms "vote of a majority of the
outstanding voting securities," "interested person," "affiliated person," and
"assignment" shall have the meanings given them in the 1940 Act, subject, however to such exemptions as may be granted by the SEC and its staff under the 1940 Act.


IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be
signed by their duly authorized officers and duly attested as of the _____ day of September, 2004.

MONDRIAN INVESTMENT
	DELAWARE MANAGEMENT
PARTNERS LIMITED	COMPANY, a
series of Delaware
	Management Business Trust


By:_________________________________
By:_____________________________
Name:	Name:
Title:	Title:


Attest:___________________________
Attest:___________________________
Name:
Title:

Agreed to and accepted as of the day and year first above written:


	Optimum Fund Trust

Optimum International Fund



By:_____________________________
Name:
Title:

Attest:___________________________
Name:
Title:


EXHIBIT A
TO
SUB-ADVISORY AGREEMENT
______________

FEE SCHEDULE
______________

The compensation payable to Sub-Adviser
for its services hereunder, pursuant to
Paragraph 4 of the Sub-Advisory Agreement shall be calculated and paid as follows:

The total fee will be 0.40% (40 basis points)
(on an annual basis) of the total assets within the Managed Portion(s) sub-advised by Sub-
Adviser. The fee shall be payable on the Managed Portion's average daily net assets monthly to the Sub-Adviser on or before the tenth (10th) day of the next succeeding calendar month. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs. Each month, the
Investment Manager will provide the Sub-
Adviser with a worksheet accompanying
payment of the sub-advisory fee that sets forth the computation of such sub-advisory fee.